Nasdaq: DFFN

Diffusion Pharmaceuticals

New Treatments for Hypoxia

September 2020

Forward-looking statement

This presentation contains 'forward-looking statements' within the meaning of U.S. securities laws. These statements include, but may not be limited to, our operating and growth strategy, including our ongoing and planned preclinical and clinical trials, product development plans, intellectual property position and capital requirements, as well as general business and market conditions. Such statements may be identified by the use of forward-looking terminology, such as "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate," "approximately," the negative or other variations of these words or comparable terminology, or any other words or phrases that convey uncertainty of future events of outcomes. The outcome of the events described in these forward-looking statements is subject to significant risks, including those disclosed in our periodic reports filed with the Securities and Exchange Commission ("SEC"). Actual results could differ materially from the forward-looking statements made in this presentation. Although we believe that we have a reasonable basis for each forward-looking statement contained herein and the assumptions underlying such forward-looking statements are reasonable, we caution you that forward-looking statements are not guarantees of future performance and there can be no assurance that the forward-looking statements included in this presentation, will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Further, unless otherwise noted or the context requires otherwise, the statements contained herein speak only as of the date hereof. Except as required by the rules and regulations of the SEC and other applicable law, we undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. You should also read carefully the factors described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 17, 2020, as amended, and elsewhere in our public filings to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

An Exciting New Approach

New Treatments
for Hypoxia



Diffusion Pharmaceuticals is a clinical-stage biopharma company dedicated to improving clinical outcomes for patients afflicted with life-threatening conditions where cellular oxygen deprivation (known as "hypoxia") is a key factor, including stroke, heart attack, the treatment of cancer and respiratory diseases, such as Covid-19.

Our lead product candidate, Trans Sodium Crocetinate ("TSC"), is a small molecule designed to relieve oxygen-deprivation by enhancing oxygen diffusion through blood into hypoxic tissue.







Pipeline Highlights


Therapeutic Area
Pre-Clinical
Phase 1
Phase 2
Phase 3
TSC
COVID-19
Acute Stroke
GBM
(TSC + Radiation + Chemotherapy)
SECOND GENERATION HYPOXIA TARGETING AGENTS
Hypoxic Disorders
DFN-529
mTORC-Driven Malignancies

Oxygen is Essential for Life

The body's tissues require a constant flow of oxygen

Oxygen enters the body through the lungs where it is loaded into red blood cells, delivered by the circulatory system and off-loaded to the body's organs and tissues.

Movement of oxygen from blood to tissue occurs via a passive process called diffusion. Oxygen moves from the area of highest concentration in the lungs, to the blood, and ultimately to the area of low concentration in the tissues.

For oxygen to reach its destination, whether during the on-loading of red blood cells or off-loading to tissues, the oxygen molecules must pass through a plasma boundary layer. When oxygen levels are low, the plasma boundary is a major source of resistance to oxygen diffusion.





Hypoxia

Hypoxia is a Key Driver of Unmet Medical Needs.

Hypoxia is a lower than normal concentration of oxygen in a tissue.

Sustained hypoxia can lead to tissue death and even organ failure, as seen in many life-threatening conditions, including stroke, heart attack, cancer and respiratory diseases, such as COVID-19.

Existing strategies to increase the availability of oxygen to hypoxic tissues are limited, and represent a significant area of unmet medical need.





Potential strategies to improve tissue oxygenation

Enhancing the diffusivity of O_2 is a novel approach to treating hypoxia


Enhance Diffusivity of O2
Facilitate movement of O2 into hypoxic tissue
Decrease the distance
It is not currently possible to change intercellular distances in vivo
Increase O2 Concentration
Effective, but mechanical ventilation increases adverse events
Hypoxia

Mechanism of Action

Blood plasma is 90% water. Water molecules are constantly moving in a loosely organized matrix, bound together by a chemical attractive force known as hydrogen bonding.

TSC works by causing water molecules to create more hydrogen bonds among themselves, forming a more organized matrix structure that is less dense. This less dense structure provides a shorter, straighter path for oxygen to move through the concentration gradient.


TSC



TSC Reduces Hypoxia in Rat Brain Cancer Model

Re-oxygenation to enhance radiosensitization of the tumor


Hypoxia Levels
Very High
High
Moderate
Low
Normal
Normal

Without TSC

Positron Emission Tomography (PET) scan shows decreased oxygen levels in a rat brain tumor (C6 glioma).



45 minutes after TSC

PET scan shows increased oxygen with TSC administration.

TSC as a Potential Therapy in COVID-19



Many patients with COVID-19 infections experience acute lung impairment, which can lead to tissue hypoxia and organ failure





TSC as a Potential Therapy in COVID-19

- Many patients with COVID-19 infections experience acute lung impairment and suffer from hypoxia
- TSC has demonstrated the ability to reverse hypoxic conditions in animal models of lung injury as well as other conditions related to hypoxia
- TSC has a novel mechanism of action which differs from existing anti-viral and anti-inflammatory treatments
- A favorable safety profile has been demonstrated with TSC in over 150 patients in whom no dose limiting or target organ toxicities were observed
- No evidence of drug:drug interactions supporting the use in conditions like COVID-19 that require a polytherapy approach for disease management





TSC COVID-19 Clinical Strategy

PROTOCOL # 100-303

Phase 1b, open-label, pharmacokinetic, pharmacodynamic, ascending dose safety study of TSC in COVID-19 patients

N = 24

Primary Endpoint: Safety and Tolerability

Secondary Endpoints: PK/PD (blood O2), multiple clinical endpoints

Topline data: Anticipated 4Q2020

- Randomized, placebo-controlled clinical trial to support registration International trial to be conducted in the EU and US in Hospitalized Patients with COVID-19
- Study details to be determined based upon Phase 1b study data and consultation with regulators (e.g., patient number, doses(s), specific endpoints)

Other Indications

Broad Potential Value of TSC as a Treatment for Hypoxia-related Conditions

TSC Stroke

Robust preclinical efficacy in multiple animal models (rat and rabbit)

Enrollment in current Phase 2 trial paused due to COVID-19

Opportunity to evaluate the stroke trial in the context of the COVID-19 study data

TSC GBM

Preliminary efficacy observed in open-label Phase 2 study of newly diagnosed GBM patients undergoing radiation and SOC and temozolomide

Safety demonstrated in Phase 2

Phase 3 enrollment of 19-patient lead-in completed


Stroke
Brain Cancer
Neurodegenerative
Myocardial Infarction
Respiratory Disease
Multiple Organ Failure
Peripheral Artery Disease & Critical Limb Ischemia

TSC as a Potential Stroke Treatment





TSC as a Potential Stroke Treatment

- Stroke is characterized by restricted blood flow to the brain, caused by a clot (ischemic) or a bleed (hemorrhage).
- The resulting hypoxia drives the rapid destruction of neurons, leading to impairment and death. Time to treatment is critical.
- Only approved drug for stroke, tPA, requires an extensive medical work-up prior to administration in a hospital setting.
- Published preclinical studies of TSC's re-oxygenating effects show significant efficacy in both ischemic and hemorrhagic stroke models.

FACT

Annual Incidence of stroke in US is nearly **800,000** with approximately **140,000** deaths

TSC Shows Preclinical Efficacy In Ischemic Stroke


Ischemic Stroke: Rabbits
Mg of clots needed for 50% of rabbits to show some deficit
4
3
2
1
0
SS
SS
1 hour
3 hour
Time of drug dosing, hours after clot infection
Control
TSC alone
tPA alone
TSC and tPA

SS = statistical significance

Lapchak; Brain Research; Vol. 1309; pp 136-145; 2010

TSC Shows Preclinical Efficacy In Hemorrhagic Stroke

Perihematomal Neuronal Cell Death in Rat Hemorrhagic Stroke Model


FluoroJade
Positive Cells
12000
10000
8000
6000
4000
2000
0
SS
Control
TSC alone

SS = statistical significance

Manabe; Acta Neurochir Suppl. 2011;110(Pt 2):87-91

TSC as a Potential Cancer Treatment





TSC as a Potential Cancer Treatment

Hypoxia is a common feature in solid malignancies and contributes to chemotherapy and radiation resistance as well as metastasis

- Hypoxia occurs in glioblastoma multiforme ('GBM') due to poor oxygen diffusion related to increased cell proliferation/tumor growth linked to an erratic tumor neovascularization
- GBM is an incurable malignancy with an annual US incidence of approximately 10,000
- Patients have an extremely poor outcome with an expected survival of 15 months
- Newly diagnosed patients are offered chemotherapy and radiation, both of which are well known to be limited under hypoxic conditions
- TSC has shown compelling activity in preclinical GBM models, as well as a preliminary efficacy signal in an open-label Phase 1/2 GBM study that included a total of 59 patients

Glioblastoma Phase 2 Clinical Trials

- 59 newly diagnosed GBM patients enrolled at 18 cancer centers
- Open-label, historical control study
- TSC dosed 3x/week for 6 weeks concurrent with standard radiation and chemotherapy (temozolomide)

- Patients stratified *post-hoc*
  - Surgery for tumor removal
  - No surgery (inoperable/biopsy only)
- Primary endpoint: survival at 2 years
- Secondary endpoints: tumor status, performance, quality of life

Phase 2 Glioblastoma Clinical Trial Results (Inoperable Patients)

Median Survival in Months (Hx Control vs TSC)

	Hx Control Trial[1]	TSC Trial[2]
Months	9.4	13.3

Overall Survival at 1 And 2 Years (Hx Control vs TSC)

Time	Number of Hx Control Patients[1]	Hx Control Trial % surviving	Number of TSC Patients	TSC Trial % surviving[2]
Start	48	100%	15	100%
1 Year	20	41.67%	8	53.33%
2 Years	5	10.42%[3]	6	40.00%

Notes:

1. *For Number of Hx Control Patients surviving at 1 and 2 Years: Neuro-Oncology 12(6):595-602, June 2010 "Prolonged survival for patients with newly diagnosed, inoperable glioblastoma……Patrick Beauchesne,…Roger Stupp,…et al.*
2. *From Journal of Neurosurgery 126: 460-466, February 2017 "Trans Sodium Crocetinate with Temozolomide and Radiation Therapy for Glioblastoma" John Gainer, Jason Sheehan, James Larner, David Jones*
3. *From "Effects of radiotherapy with concomitant and adjuvant temozolomide versus radiotherapy alone on survival in glioblastoma in a randomized phase III study….Roger Stupp ,…et al.*

Financial Highlights

June 30, 2020	
Common Shares	63,998,298
Potentially Dilutive Shares:	
Restricted shares	98,100
Warrants	1,427,829
Stock options	9,117,209
Total Dilutive Shares	10,643,138
Total Fully Diluted Common Shares	74,641,346

Cash,
cash equivalents
and short-term
investments as of
June 30, 2020 of
$25.6 million

No debt

No preferred stock

Leadership team



Robert Cobuzzi, Jr, PhD
Chief Executive Officer, Director

25 years of cross-functional leadership in pharmaceutical and biotechnology industries, including Endo, Adolor, Centocor, AstraMerck.



David Goodkin, MD
Senior Medical Consultant

Board certified in internal medicine and in nephrology with decades of experience in both medical practice and drug development (formerly Amgen).



Harry Cook RPh/MBA
Vice President, Clinical Operations

Over 36 years of experience in the pharmaceutical industry including major exposure to the NDA process and hands-on oversight of the clinical function.



Thomas E. Byrne, JD
GC and Patents

Thomas Byrne has directed Diffusion's intellectual property strategy since the Company was founded in 2001.



Bill Hornung
Chief Financial Officer

Previously CBO of Diffusion
CFO of Contravir, PTC Therapeutics, Elan Pharmaceuticals (formerly The Liposome Company)

Board of Directors

David G. Kalergis, JD/MBA
Chairman and Co-founder
David Kalergis is the co-founder of Diffusion Pharmaceuticals Inc. and has served as the company's Chief Executive Officer since 2004.

Alan Levin, MBA
Chairman of the Audit Committee
Pharma Financial Executive, Former EVP & CFO of Endo Health Solutions, Former SVP & CFO of Pfizer

Mark T. Giles, JD
Lead Independent Director, Chair of Nom and Corp Gov Committee
Sole managing member of private investment company, Former chair & CEO of Virginia National Bank

John L. Gainer, PHD
Scientific Co-Founder
Dr. John L. Gainer was Professor of Chemical Engineering at the University of Virginia, serving as a member of the faculty from 1966-2005.

Jane H. Hollingsworth, JD
Independent Director
25+ years founding and leading life sciences companies. Founder of Militia Hill Ventures, leadership at Immunome, Talee Bio, NuPathe, Auxilium Pharmaceuticals.

Robert Adams, JD
Chair of the Comp Committee
Former partner at Nixon & Vanderhye, Specialty US Patent and International Patent Licensing

Highlights

An exciting new approach to treat hypoxia

Trans sodium crocetinate (TSC) targets hypoxic conditions, a core feature of many diseases with high unmet medical need, including COVID-19

TSC has a highly differentiated novel mechanism and has shown a favorable safety profile in clinical trials in over 150 patients

TSC is currently being evaluated in a safety/proof-of-concept clinical trial in hospitalized patients with COVID-19: topline data anticipated 4Q2020

Pending outcome of the safety/proof-of-concept trial in COVID-19 patients, an international randomized adaptive Phase 2/3 trial is planned

TSC safety and initial efficacy demonstrated in acute stroke (Phase 2) and glioblastoma multiforme (Phase 3 with radiation and chemotherapy)

Strong global IP with 60 issued patents through 2031, and orphan status in several indications

Thank you